EXHIBIT 99.1

Axeda Systems Inc. Reports Fourth Quarter and Year-End 2004 Financial Results

MANSFIELD, Mass., Feb. 22 /PRNewswire-FirstCall/ — Axeda Systems Inc. (Nasdaq: XEDA), the world’s leading provider of device relationship management (DRM) enterprise software and services, today announced financial results for its fourth quarter and year ended December 31, 2004.

For the fourth quarter ended December 31, 2004, the Company reported total revenues of $3.7 million, representing 36% growth from third quarter 2004 revenues and 9% growth from the fourth quarter of 2003. Operating loss was reduced 51% from the same period in the previous year. Total revenues for the year ended December 31, 2004 were $12.9 million, with annual operating losses reduced by 36%.

“During 2004 we made significant progress towards our profitability goals by continuing to build our worldwide customer base of industry leading companies and dramatically reducing our operating costs,” said Robert M. Russell Jr., chairman and CEO of Axeda. “We are off to a strong start for 2005 and intend to continue to grow the company through new customer acquisition, expanded relationships with our established customers, and aggressive cost management.”

Financial Results Conference Call Information

A conference call to discuss the financial results will be held today at 5:30 p.m. Eastern Time. Investors may access this call live at http://www.axeda.com/q4earnings or dial in to (800) 627-7382 or (706)758-9686. A web replay of the call will be available at http://www.axeda.com/q4earnings following the call. A digital recording will be available two hours after the completion of the conference until March 9, 2005 at (800) 642-1687 or (706) 645-9291 Conference ID: 3719616.

Nasdaq Update

As was previously announced in a press release dated January 14, 2005, the Company was notified by the staff of The Nasdaq Stock Market that it was subject to delisting from The Nasdaq SmallCap Market based on its failure to satisfy the Nasdaq stockholders’ equity requirement of $2.5 million. The Company appealed the staff’s determination to a Nasdaq Listing Qualifications Panel at a hearing, which was held on February 17, 2005. In addition to the stockholders’ equity issue, the Panel also considered the Company’s plan for regaining compliance with the bid price requirement, as set forth in Marketplace Rule 4310(c)(4). As was previously announced in a Form 8-K filed on August 27, 2004, the Company has been subject to a Nasdaq bid price grace period, granted pursuant to the Marketplace Rules, which expires today, February 22, 2005.

The Company believes that it has regained compliance with the stockholders’ equity requirement, based upon the amendment of certain financing agreements, which had the effect of reclassifying liabilities associated with those agreements into equity. Accordingly, the Company has requested that the Panel grant an extension of time to allow the Company to file its Form 10-K, which will include information relative to the amendments and demonstrate the Company’s current compliance with the Nasdaq stockholders’ equity requirement. In addition, the Company has requested a further extension of time to enable it to regain compliance with the bid price requirement. The Company is currently awaiting the Panel’s decision. The Company’s common stock will remain listed on The Nasdaq SmallCap Market pending the issuance of the Panel’s decision; however, there can be no assurance that the Panel will grant the Company’s request.

About Axeda

The Company’s flagship product, the Axeda® DRM system helps manufacturing and service organizations increase revenue while lowering costs, by proactively monitoring and managing devices deployed at customer sites around the world. Axeda DRM is a highly scalable, field-proven, and comprehensive remote management solution that leverages its patented Firewall- Friendly™ technology to enable Machine-to-Machine (M2M) communication by utilizing the public Internet. Axeda customers include Global 2000 companies in many markets including Medical Instrument, Enterprise Technology, Office and Print Production Systems, and Industrial and Building Automation industries. Axeda has sales and service offices in the U.S. and Europe, and distribution partners worldwide. More information about Axeda is available at http://www.axeda.com.

©2005 Axeda Systems. All rights reserved. Axeda, Axeda Systems, Axeda DRM, Axeda Device Relationship Management System, Axeda Agents, Axeda Applications, Axeda Policy Manager, Axeda Enterprise, Axeda Access, Axeda Software Management, Axeda Service, Axeda Usage, Automatic eCommerce, Firewall-Friendly, and Access. Insight. In Real Time. are trademarks of Axeda Systems. All other trademarks are either property of Axeda Systems or property of their respective owners.

This press release may contain certain forward-looking statements that relate to Axeda’s future performance. These forward-looking statements include, but are not limited to, those regarding Axeda’s products and markets, and may include implied statements concerning market acceptance of Axeda’s products and its growing leadership role in the DRM market. Such statements are subject to a number of risks and uncertainties that may cause the actual events or future results to differ from those discussed herein. Such factors include, among others: the difficulty of protecting and enforcing proprietary rights including but not limited to patent rights; the potential that Axeda may not be successful in enforcing its intellectual property rights; Axeda’s ability to manage technological change and respond to evolving industry standards, including the potential that new technology not protected by Axeda’s patents could be developed and patented by others; Axeda’s customers’ ability to implement or integrate Axeda’s DRM solutions successfully and in a timely fashion or achieve benefits attributable to Axeda’s DRM solutions; Axeda’s ability to maintain compliance with the minimum listing requirements of The Nasdaq SmallCap Market, including but not limited to the requirement that the Company maintain a minimum $1.00 bid price as the Company’s shares are currently trading below $1.00 and the requirement that the Company have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years as the Company had a stockholders’ equity balance of $2,489,000 as of September 30, 2004; uncertainties in the market for DRM products and the potential for growth in the DRM market; the long sales cycle for DRM products; limited distribution channels; present and future competition; and Axeda’s ability to service the principal and interest payments under its outstanding secured convertible term note either through stock conversions or cash payments when due and the risk that the lender could foreclose on its security interest in substantially all of Axeda’s assets if Axeda defaults on its payments under the notes. Investors are advised to read Axeda’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Factors Affecting Operating Results” and “Risk Factors” for a more complete discussion of these and other risks and uncertainties. Axeda assumes no obligation to update the forward-looking information contained in this press release.

Contact:

Erin Nolan Smith

+1-508-851-1251

ir@axeda.com

AXEDA SYSTEMS INC. AND SUBSIDIARIES

Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31, 2004	December 31, 2003
Current assets:
Cash and cash equivalents	$2,429	$9,617
Accounts receivable, net	4,108	3,200
Prepaid expenses and other current assets	739	428
Total current assets	7,276	13,245

Furniture and equipment, net	1,308	2,229
Goodwill	3,640	3,640
Identifiable intangible assets, net	949	1,423
Other assets	821	349
Total assets	$13,994	$20,886

Current liabilities:
Current portion of notes payable	$1,200	$417
Accounts payable	1,336	1,253
Accrued expenses	3,923	4,866
Income taxes payable	780	733
Deferred revenue	1,521	1,422
Total current liabilities	8,760	8,691

Non-current liabilities:
Notes payable, less current portion	1,145	—
Other non-current liabilities	103	862
Financing-related liability	3,243	2,608

Total liabilities	13,251	12,161

Total stockholders’ equity	743	8,725

Total liabilities and stockholders’ equity	$13,994	$20,886

AXEDA SYSTEMS INC. AND SUBSIDIARIES

Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Revenues:
License	$2,422	$2,084	$8,033	$9,134
Services and maintenance	1,239	1,280	4,693	3,737
Hardware	56	36	159	323
Total revenues	3,717	3,400	12,885	13,194

Cost of revenues:
License	55	316	589	1,292
Services and maintenance	696	900	3,399	3,694
Hardware	—	—	—	1
Software amortization	112	159	448	634
Total cost of revenues	863	1,375	4,436	5,621

Gross profit	2,854	2,025	8,449	7,573

Operating expenses:
Research and development
Non-cash compensation	—	18	2	102
Other research and development expense	947	902	4,013	4,992
Sales and marketing
Non-cash compensation	—	4	43	31
Other sales and marketing expense	1,242	1,863	6,974	8,421
General and administrative
Non-cash compensation	—	95	68	476
Other general and administrative expense	1,501	1,142	5,815	7,406
Depreciation and amortization	284	275	1,124	1,123
Total operating expenses	3,974	4,299	18,039	22,551

Operating loss	(1,120)	(2,274)	(9,590)	(14,978)

Other income (expense):
Gains on disposal of assets, net	—	—	110	743
Other income (expense), net	(1,659)	185	367	806
Interest income (expense), net	(332)	(10)	(367)	19
Loss before income taxes	(3,111)	(2,099)	(9,480)	(13,410)
Provision for income taxes	165	58	211	198

Net loss	$(3,276)	$(2,157)	$(9,691)	$(13,608)

Basic and diluted net loss per weighted average common share outstanding	$(0.10)	$(0.07)	$(0.30)	$(0.48)

SHARES

Weighted average number of common shares outstanding used in calculation of basic and diluted net loss per share	32,540	32,315	32,484	28,632

Adjusted Net Loss Excludes Compensation Related to Stock Options and Warrants, Depreciation, Amortization of Software and Other Identified Intangible Assets, Non-cash (Income) or Loss on Financing-related Liability, and Non-cash Interest Expense

Adjusted net loss	$(965)	$(1,763)	$(8,117)	$(12,044)
Basic and diluted adjusted net loss per weighted average common share outstanding	$(0.03)	$(0.05)	$(0.25)	$(0.42)

Note 1: This table is provided because the Company believes that adjusted net loss is an additional meaningful measure of our operating performance. Management believes that adjusted net loss is a useful indicator of the Company’s ongoing operating performance, and a tool that can provide meaningful insight into financial performance. This information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under accounting principles generally accepted in the United States of America (“GAAP”).

Adjusted net loss calculations:
Net loss	$(3,276)	$(2,157)	$(9,691)	$(13,608)
Depreciation and amortization	396	434	1,572	1,757
Stock-based compensation	—	117	113	609
Non-cash financing-related (gain) loss	1,679	(157)	(347)	(802)
Non-cash interest expense	236	—	236	—
Adjusted net loss	$(965)	$(1,763)	$(8,117)	$(12,044)

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Axeda Systems’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.